UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Unit Purchase Agreement with Hitachi Chemical Co. America, Ltd.
On March 11, 2016 (the “Closing Date”), Caladrius Biosciences, Inc. (“Caladrius”), PCT, LLC, a Caladrius Company (“PCT”) and Hitachi Chemical Co. America, Ltd. (“HCA”) entered into a Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which HCA purchased a 19.9% membership interest in PCT (the “Hitachi Equity Purchase”) in exchange for $19.4 million (the “Purchase Price”). As a result of the Hitachi Equity Purchase, Caladrius now owns 80.1 membership units of PCT (“Units”), or 80.1% of PCT, and HCA owns 19.9 Units or 19.9% of PCT. Caladrius and PCT are currently the only members of PCT (collectively, the “Members” and each a “Member”). Of the Purchase Price, $15,000,000 was immediately distributed to Caladrius. The Purchase Agreement contains customary representations and warranties and indemnification provisions. As a condition to the Hitachi Equity Purchase, (i) PCT and its subsidiaries had to be removed as parties to, and not be subject to any liabilities or other obligations under, the Loan Agreement and (ii) none of the assets of PCT or any of its subsidiaries could be subject to any lien arising under the Loan Agreement.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Operating Agreement, which Caladrius intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.
Amended and Restated Operating Agreement of PCT
In connection with the Equity Purchase, on the Closing Date, Caladrius and HCA entered into an Amended and Restated Operating Agreement of PCT (the “PCT Operating Agreement”). The following is a brief description of the terms and conditions of the PCT Operating Agreement that are material to Caladrius:

•	Board Composition. The board of managers of PCT (the “PCT Board”) will be composed of five members, four of whom will be designated by Caladrius and one of whom will be designated by HCA.

•
HCA Board Rights. HCA is will have the right to appoint at least one member to the PCT Board for so long as HCA and its affiliates hold at least 5% of the total outstanding Units, excluding any equity securities issued to employees of PCT (the “Ownership Threshold”). If the Ownership Threshold is not met, HCA is entitled, subject to customary confidentiality arrangements, to have one person attend PCT Board meetings in an observer capacity as long as HCA owns 2% of the outstanding Units.

•
HCA Right to Bring its Ownership Level to 21%. HCA has the right to acquire Units from PCT to bring its ownership level up to 21% of the outstanding Units at such time on a fully diluted basis at a price to be agreed upon by HCA and Caladrius and, if HCA and Caladrius cannot so agree, at a price determined by valuation firms as set forth in the Operating Agreement.

•	Additional Issuances. The PCT Board has the right to sell additional interests in PCT.

•
Non-Competition. During the period from the Closing Date until the earliest of (a) the date that is 24 months after the applicable Member no longer holds any equity securities of PCT, (b) the date that neither HCA nor Caladrius holds any equity securities of PCT, and (c) the dissolution of PCT, neither Member will engage in the provision of service solutions for the contract research, development, manufacture, testing, storage, distribution and commercialization of cell-based therapies (the “Business”) in North America other than through PCT; provided, however, a Member may acquire or merge with a third party that engages in a competing business if such competing business constitutes 5% or less of the entire business of such third party in terms of GAAP revenue. In addition, Caladrius and PCT have agreed that, as long the License Agreement (as defined below) is in effect, neither Caladrius nor PCT will, without first obtaining the prior written consent of HCA, directly or indirectly engage in the Business in Asia, with certain limited exceptions. The covenants relating to non-competition terminate with respect to HCA and its affiliates upon (i) certain bankruptcy-related events involving PCT, (ii) a Majority Asset Sale (as defined in the Operating Agreement) or True Sale of the Company (as defined in the Operating Agreement to include generally a change of control of PCT combined with certain negative events), (iii) PCT breaches any of its material obligations under the License Agreement (as defined below) or Caladrius or PCT breaches any of their material obligations under the Operating Agreement or (iv) HCA exercises its put option in the event Caladrius becomes a CoC Member (as defined below).

•
HCC Secondees. Hitachi Chemical Co., Ltd., the parent company of HCA (“HCC”), has the right to second, at any one time, up to four employees of HCC or its affiliates to PCT, for a period of at least six months, to be trained under the supervision of PCT employees.

•
Joint Presence in Europe. Caladrius, PCT and HCA anticipate that they will jointly conduct the Business in Europe. The Operating Agreement provides that, until March 11, 2017, in the event, PCT, on the one hand, or HCA, on the other hand, desires to initiate discussions (the “Initiating Party”) with a third party with respect to engaging in the Business, in any material respect, by any means, including, without limitation, investing in or establishing a partnership or joint venture with respect to the Business and/or granting a license or licenses to use the know-how and other intellectual property rights for the manufacture, sale or operation of the products related to the Business in Europe (a “Europe Collaboration”), then the Initiating Party must first negotiate with the other party (the “Non-Initiating Party”) in good faith for a period of 90 days (the “Negotiation Period”) the terms under which the Initiating Party, the Non-Initiating Party and PCT (collectively, the “Parties”) will agree to conduct the Europe Collaboration. If the Parties are not able to agree on the terms of a Europe Collaboration during the Negotiation Period, the Initiating Party will have the right for 90 days to enter into a Europe Collaboration with a third party on terms not substantially more favorable to third party than the terms last proposed to the Non-Initiating Party during the Negotiation Period. The covenants relating to a joint presence in Europe terminate with respect to HCA and its affiliates upon (i) certain bankruptcy-related events involving PCT, (ii) a Majority Asset Sale (as defined in the Operating Agreement) or True Sale of the Company (as defined in the Operating Agreement to include generally a change of control of PCT combined with certain negative events), (iii) PCT breaches any of its material obligations under the License Agreement (as defined below) or Caladrius or PCT breaches any of their material obligations under the Operating Agreement or (iv) HCA exercises its Put Option (as defined below).

•
Negotiation Obligation of HCA if it Does Not Enter in a Europe Collaboration with Caladrius or PCT. In the event (i) HCA, on the one hand, and Caladrius or PCT, on the other hand, do not enter into a Europe Collaboration and (ii) HCA initiates efforts to negotiate a collaboration, joint venture or other agreement with a third party to conduct a Europe Collaboration with such third party or otherwise seeks to conduct the Business in Europe, HCA shall, prior to conducting any Business in Europe, negotiate in good faith with PCT to obtain a license from PCT for the right to use PCT’s intellectual property and other rights and assets relating to the Business in Europe.

•	Restriction on Transfer of Membership Units. Neither Caladrius nor HCA may, without the consent of the other, transfer their Units, except:

◦
Caladrius may at any time sell its Units up to the amount of 20% of PCT’s outstanding equity securities to a third party in one or a series of transactions, subject to giving HCA a right of first negotiation;

◦	HCA may transfer its Units to its affiliates;

◦
Three years after the Closing Date, Either Caladrius or HCA may sell all, but not less than all, of its Units, provided it gives the other party a right of first negotiation or, alternatively, the right to participate in such sale on the same terms.

•
Put Option in the Event of a Member Change of Control. If a member (the “CoC Member”) of PCT is subject to a Member Change of Control (as defined below), the other member (the “Non-CoC Member”), may, for a period of 30 days after receiving notice of the Member Change of Control, deliver to the CoC Member a written notice of the Non-CoC Member’s intent to require the CoC Member to purchase all of the Non-CoC Member’s Units at a price to be agreed upon by the CoC Member and the Non-CoC Member, provided, however, if CoC Member and the Non-CoC Member cannot agree on a price, the price will be determined by valuation firms as set forth in the Operating Agreement (the “CoC Fair Market Value”). “Member Change of Control” means with respect to a Member, the acquisition, in a single transaction or a series of related transactions, by any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934, as amended (the “Exchange Act”)) (other than such Member’s current parent company), of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of such Member representing at least 50% of (I) the outstanding equity interests of such Member, (II) the combined voting power entitled to vote in the election of the board of directors or equivalent governing body of such Member (including, in each case of (I) and (II) by means of such Member’s issuance of its equity securities), or (III) all or substantially all of such Member’s assets, or (B) the contractual right to designate or elect 50%or more of the members of the board of directors or equivalent governing body of such Member ((A) and (B) above, each a “CoC Transaction”), if, and only if, in each case, (i) such CoC Transaction would, at the time of such CoC Transaction, reasonably be expected to have a material adverse effect on PCT’s ability to conduct its Business in the ordinary course consistent with its past practice and its then current annual budget, (ii) the acquiror or person entitled to designate the members of the board of directors or equivalent governing body of such Member in such CoC Transaction (the “Acquiror”) is on specified governmental lists, (iii) a Majority Asset Sale (as defined in the Operating Agreement) or True Sale of the Company (as defined in the Operating Agreement to include generally a change of control of PCT combined with certain negative events) is initiated upon or within one year after the CoC Transaction or (iv) PCT breaching any of its material obligations under the License Agreement (as defined below) or Caladrius or PCT breaching any of their material obligations under the Operating Agreement within one year after the CoC Transaction and, in each case, such breach is not cured for a period of 60 days after the Company or Caladrius, as applicable, is provided notice of such breach.

•
HCA Put Option after 10 Years. At any time following the 10th anniversary of the Closing Date (the “Put Period”), HCA shall have the right on one occasion (the “Put Option”), to require Caladrius or PCT to purchase all or some of the equity securities then held by HCA and/or its Affiliates (the “HCA Units”) for an amount per Unit (the “Put Price”) equal to the lower of (i) the CoC Fair Market Value of the HCA Units subject to the Put Option and (ii) with respect to each HCA Unit subject to the Put Option, the purchase price paid per Unit pursuant to the Purchase Agreement (the “HCA Original Purchase Price”) plus interest on the HCA Original Purchase Price at a rate of two percent (2.0%) per annum compounded annually; provided, however, that, notwithstanding anything to the contrary contained herein, if HCA and its Affiliates offer to sell a number of HCA Units in excess of twenty-one percent (21%) of PCT’s outstanding equity securities pursuant the Put Option, then Caladrius shall be required to purchase all such HCA Units but in no event shall the aggregate purchase price of such HCA Units to be sold pursuant to the Put Option exceed an amount equal the product of (i) the HCA Original Purchase Price (as such amount is increased at the rate of two percent (2.0%) per annum compounded annually from the Closing Date), multiplied by (ii) a number of Units equal to that percentage of PCT’s equity securities outstanding as of immediately prior to the exercise of the Put Option held by HCA; provided however, the minimum percentage for such calculation shall not be less than 19.9% and the maximum percentage for such calculation shall not be more than 21% of PCT’s equity securities outstanding as of immediately prior to the exercise of Put Option.

•	Preemptive Rights. Each Member has preemptive rights in connection with issuances of additional debt or equity securities of PCT.

•
Distributions. Distributions to Members will be made pro-rata, except Caladrius will be entitled to receive payments with respect to the royalty (as described below) to be paid by HCC under the License Agreement (as defined below), unless the PCT Board determines otherwise.

The foregoing description of the Operating Agreement is qualified in its entirety by reference to the Operating Agreement, which Caladrius intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.
Technology License Agreement with Hitachi Chemical Co., Ltd.
On the Closing Date, PCT and HCC entered into a Technology License Agreement (the “License Agreement” and together with the Purchase Agreement and the Operating Agreement, the “Hitachi Transaction Documents”), pursuant to which, among other things:

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HCC will pay PCT $5.6 million as a paid-up fee (the “Paid-up Fee”), and PCT will license to HCC the Licensed Know-How and certain Improvements (as each such term is defined in the License Agreement) to use, make, have made, sell or offer to sell the service or products within the Scope (as defined below) solely in the Territory, which is defined in the License Agreement to include most of Asia. Subject to certain limited exceptions, the license granted to HCC is exclusive during the term of the License Agreement and non-exclusive thereafter. The Paid-up Fee will be paid in three installments subject to certain milestones, each of which is expected to be achieved in 2016. The term “Scope” is defined in the License Agreement as PCT’s business with respect to the provision of service solutions for the contract research, development, manufacture, testing, storage, distribution and commercialization of cell-based therapies.

•
HCC will pay PCT a royalty based on Contract Revenue (as defined in the License Agreement) for the term of the License Agreement but, in any event, no less than 10 years, unless the License Agreement is terminated due to PCT’s uncured material breach pursuant to the License Agreement.

•	During the term of the License Agreement, PCT is obligated to provide HCC with certain technology transfer training and support.

•
Subject to certain third party confidentiality and other restrictions, each of HCC and PCT will disclose Improvements (as defined in the License Agreement) to the other party; provided that (x) PCT will not be obligated to disclose any Improvements after the expiration or termination of the License Agreement, and (y) PCT will not be obligated to disclose any Improvements that are outside of the Scope.

•	Subject to limited exceptions, PCT will own all right, title and interest in and to all Improvements.

•
Notwithstanding the foregoing, any know-how, trade secrets, technology and proprietary information with respect to automation and consumable for uses within the Scope and any other technology (“Independent Improvement”); and any Improvements developed solely by HCC that are outside of Scope (“Outside Improvement”) are expressly excluded from the stipulations set forth in License Agreement; provided, however, HCC is required to disclose Outside Improvements to PCT promptly, and in any event within a reasonable period of time, upon the development thereof. The parties will have good faith discussions regarding terms and conditions to use and other exploitation of the Independent Improvements of the other party and the Outside Improvements.

•
During the term of the License Agreement, and subject to HCC’s payment of the royalty and compliance with each applicable country’s governmental laws and regulations in the Territory, PCT will permit HCC to use the PCT brand.

•
Both parties agree that during the term of the License Agreement, but subject to certain exceptions, neither party may directly or indirectly cause, solicit, entice or induce any employee or consultant of the other party or any of its affiliates to leave his or her current employment, to accept employment with the other party or any of its affiliates or to interfere in any manner with the business of PCT or any of its affiliates.

•
The initial term of the License Agreement is 10 years and may be automatically extended for successive additional 2 year terms unless earlier terminated as described below or either party provides written notice to the other party of its intention not to extend the term at least 90 days prior to the end of the then-current term.

•	The License Agreement contains customary indemnification provisions and limitations on liability.

•	Either party may terminate the License Agreement in one or more of the following events occur:

◦	an uncured breach of a material provision by the other party;

◦	certain bankruptcy-related events with respect to the other party;

◦	if the other party ceases to carry on business for 90 days or more or disposes of the whole or any substantial part of it undertaking or its assets; or

◦
in the instance where HCC is the terminating party, (i) a Majority Asset Sale (as defined in the Operating Agreement) occurs; (ii) a Member Change of Control occurs with respect to Caladrius and HCC exercises its put option as described above under “Amended and Restated Operating Agreement of PCT-Put Option in the Event of a Member Change of Control.”

The foregoing description of the License Agreement is qualified in its entirety to the License Agreement, which Caladrius intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016. Portions of License Agreement filed with the Securities and Exchange Commission (“SEC”) are expected to be subject to a FOIA Confidential Treatment Request, which will be submitted to the SEC pursuant to Rule 24b-2 under the Exchange Act.
Amendment to Loan and Security Agreement

On March 11, 2016, Caladrius and PCT (collectively the “Company”), entered into a Consent and Third Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance, LLC (together with its successors and assigns, the “Lender”).

Pursuant to the Amendment, the Lender has provided its consent for (i) the Company’s entry into, execution, delivery and performance of Hitachi Transaction Documents, (ii) the removal of PCT and its subsidiaries PCT Allendale, LLC and NeoStem Family Storage, LLC as borrowers under the Loan Agreement (as defined below) upon the execution of the Hitachi Transaction Documents and (iii) certain revisions to the repayment schedule.

Upon execution of the Amendment, the Company paid the Lender $7.0 million, comprised of principal, interest and early termination fees, and the repayment schedule of the Loan and Security Agreement, dated as of September 26, 2014, by and between the Company and the Lender, as amended from time to time (the “Loan Agreement”) was modified such that Caladrius and its subsidiaries that remain borrowers under the Loan Agreement (the "Remaining Borrowers") shall be obligated to pay 20% of any gross proceeds from any equity securities, subordinated debt, partnership, license, collaboration, dividend, grant or asset sale by the Remaining Borrowers, up to a maximum of $3.0 million (in principal balance), which maximum amount shall be due and payable to the Lender by March 31, 2017. If the Remaining Borrowers do not make such $3.0 million principal repayment by March 31, 2017, then the Remaining Borrowers shall be obligated to pay the difference between $3.0 million and the amounts paid. Additional fees (such as final payment, prepayment fees and accrued interest) will also be collected by the Lender in connection with the $3.0 million principal balance repayment, but will not count towards the $3.0 million principal balance repayment. As of March 13, 2016, the Remaining Borrowers had approximately $8.0 million in outstanding debt under the Loan Agreement with the Lender.

In addition, the Amendment extends the interest-only period of the Loan Agreement through the December 1, 2016 payment; principal repayment shall start on January 1, 2017 and continue over 21 months until the September 1, 2018 maturity date. In connection with the Amendment, the Caladrius issued the Lender warrants to purchase an aggregate of 300,000 shares of the Caladrius’ common stock (the “Warrants”), which are exercisable for a period of 7 years from the issuance date at an exercise price of $0.589 per share.

Except as modified by the Amendment, all terms and conditions of the Loan Agreement remain in full force and effect. The descriptions contained herein of the Amendment and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Amendment and Form of Warrant. Caladrius intends to file copies of the Amendment and Form of Warrant as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.

Item 2.02. Results of Operations and Financial Condition.
The information under the heading “Expected Revenues for 2015” in Item 8.01 hereof is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the issuance of the Warrants is incorporated by reference into this Item 3.02. The Warrants issued on March 11, 2016 to the Lender were issued in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

The information set forth in Item 8.01 regarding the issuance of the shares of common stock and warrants is incorporated by reference into this Item 3.02. The shares of common stock and warrants issued as of March 10, 2016 to the investors pursuant to the securities purchase agreement, dated as of March 10, 2016, were issued in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, Caladrius entered into an Amended and Restated Employment Agreement with Robert A. Preti, Ph.D., which became effective as of March 11, 2016 (the “Amended Employment Agreement”). The Amended Employment Agreement with Dr. Preti amends and restates the employment agreement entered into between Caladrius and Dr. Preti on December 22, 2015. In addition, on March 11, 2016, Dr. Preti entered into an Employment Agreement with PCT, which became effective as of March 11, 2016 (the “PCT Employment Agreement”). Dr. Preti continues to serves as Senior Vice President, Manufacturing and Technical Operations and Chief Technology Officer of the Company as well as President of PCT.

Amended Employment Agreement

Pursuant to the Amended Employment Agreement, Dr. Preti will receive (i) an annual base salary of $1,000 and (ii) $150,000 sign on bonus payable on April 1, 2016. In addition, all prior equity awards granted to him in accordance with his prior employment agreement shall remain in effect and continue to vest in accordance with their terms. Under the Amended Employment Agreement, Dr. Preti is to spend no less than 90% of his business time working on PCT matters.

PCT Employment Agreement

Pursuant to the PCT Employment Agreement, Dr. Preti will receive: (i) an annual base salary of $475,000, as may be increased from time to time, (ii) a $350,000 sign on bonus payable in two equal installments on March 11, 2017 and March 11, 2018. In addition, Dr. Preti will be eligible to receive an annual cash bonus of up to 40% of his base salary, based on his performance and achievement of corporate goals and objectives, as determined by the PCT Board (or, if required by the Rules of the Nasdaq Stock Market, the Compensation Committee of the Caladrius board of directors), and four weeks paid vacation.

The initial term of the PCT Employment Agreement will continue until March 10, 2019 and may be renewed for additional one-year periods, subject to a 90-day extension notice to be provided by PCT, or earlier termination as described below.

The PCT Employment Agreement provides that PCT may terminate the employment for Cause (as such term is defined in the PCT Employment Agreement) at any time and without Cause at any time, subject to HCA’s approval, which approval shall not be unreasonably withheld. In addition, Dr. Preti may voluntarily terminate his employment for Good Reason (as such term is defined in the PCT Employment Agreement) upon written notice to PCT or for any other reason upon six-month prior written notice, with PCT’s ability to accelerate such termination. Further, Dr. Preti's employment will be terminated upon his Disability (as such term is defined in the PCT Employment Agreement) and death.

In the event that PCT terminates Dr. Preti’s employment without Cause (other than by reason of death or Disability) or Dr. Preti voluntarily terminates his employment for Good Reason, PCT will, subject to his general release, provide Dr. Preti with the following payments and benefits: (i) a lump-sum amount, equal to the sum of (A) his earned but unpaid base salary, (B) any bonus amount earned and vested but not paid, (C) any accrued and unused vacation time, (D) any unreimbursed business expenses or other amounts due to Dr. Preti as of the termination date, and (E) all other payments and benefits to which Dr. Preti then may be entitled to (collectively, “Accrued Rights”), (ii) continuation of his base salary for up to twelve (12) months, and (iii) reimbursement of COBRA healthcare premiums for up to twelve (12) months. In the event that during PCT terminates Dr. Preti’s employment for Cause or Dr. Preti voluntarily terminates his employment other than for Good Reason, PCT will have no further obligations other than any Accrued Rights.

In connection with the entry into the Amended Employment Agreement and PCT employment agreement, Dr. Preti also entered into a confidentiality agreement, non-compete and invention assignment agreements.

The foregoing descriptions of the Amended Employment Agreement and PCT Employment Agreement are only summaries and are qualified in their entirety by reference to the Amended Employment Agreement and PCT Employment Agreement, respectively. Caladrius intends to file copies of the Amended Employment Agreement and PCT Employment Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.

Item 7.01    Regulation FD Disclosure.

On March 14, 2016, Caladrius issued a press release, announcing the Hitachi Transactions . A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01    Other Events.

On March 10, 2016, Caladrius entered into a securities purchase agreement with certain investors, pursuant to which Caladrius issued and sold in a private placement an aggregate of 1,418,440 shares of common stock and a two-year warrant to purchase up to an aggregate of 1,418,440 shares of Caladrius' common stock, at an exercise price of $1.00 per share. The unit purchase price for a share of Caladrius common stock and warrant to purchase one share of Caladrius common stock was $0.705 per unit, with $1.0 million of gross proceeds received by Caladrius.

Expected Revenues for 2015
On January 6, 2015, Caladrius disclosed that it expected total revenue to be approximately $23 million for 2015. Caladrius now expects to report $22,487,567 in revenue for 2015, which represents a 25.4% increase over 2014.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    March 14, 2016